Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.1

We consent to the incorporation by reference in Registration Statements No. 333-220324 and 333-220330 on Forms S-8 of our reports dated February 15, 2018, relating to (1) the consolidated financial statements and financial statement schedule of DowDuPont Inc. and subsidiaries (the “Company”), (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding a change in accounting policy related to asbestos-related defense and processing costs and an emphasis of a matter paragraph regarding the merger of The Dow Chemical Company and E. I. du Pont de Nemours and Company), and (2) the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, appearing in this Annual Report on Form 10-K of DowDuPont Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Midland, Michigan
February 15, 2018

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